                                                                    Exhibit 10.2

                                     SOLUNET

                                February 8, 2000

Interspeed, Inc.
39 High Street
North Andover, Massachusetts 01845

     RE:  RIDER TO RESELLER AGREEMENT

Dear Sirs:

     Reference is hereby made to that certain Reseller Agreement, dated as of October 22, 1999 (the "Agreement"), by and among Interspeed, Inc. (the "Company") and Solunet, Inc. ("Solunet"). Notwithstanding anything to the contrary contained in the Agreement, the Company and Solunet hereby enter into this letter agreement (the "Rider") as an amendment to the Agreement. For the purposes of this Rider, all capitalized terms that are used herein without definition shall have the respective meanings ascribed to them in the Agreement. The Company and Solunet hereby agree to the following:

1. Notwithstanding anything to the contrary in the Agreement, Solunet will offer Products for resale under the Agreement *** over a twelve (12) month period commencing on February 8, 2000 and ending on February 7, 2001 (the "Term"). For each *** of Product that Solunet shall purchase and pay for during the Term *** set forth above, Solunet will be granted warrants to purchase *** pursuant to a warrant certificate substantially in the form of the Warrant Certificate attached hereto as EXHIBIT A. ***

2. In the event that *** there is a merger or consolidation of the Company with or into another corporation or a sale or transfer of all or substantially all of the properties and assets of Supplier and its subsidiaries (an "Acquisition"), ***

     The Accelerated Warrants will also be substantially in the form of EXHIBIT A attached hereto, except that (a) they will be exercisable immediately,
     (b) they will be held in escrow by the Company pending the purchase and payment of the Product covered by the Accelerated Order (as provided below) and (c) proceeds to Solunet with respect to the Acquisition on account of the Accelerated Warrants or shares of common stock of the Company acquired upon exercise of the Accelerated Warrants in excess of the exercise price of the Accelerated Warrants ("Net Proceeds") shall be similarly held in escrow by the Company. As Product covered by the Accelerated Order is purchased and paid by Solunet, a proportionate amount of Accelerated Warrants or Net Proceeds, as applicable, shall be delivered to Solunet out of escrow.

3. This Rider shall be deemed part of the Agreement and shall be binding upon and inure to the benefit of the respective successors and permitted assigns (as contemplated by the Agreement) of the Company and Solunet.

     Please acknowledge your acceptance of this Agreement by signing below where indicated.

                                             Sincerely yours,

                                             SOLUNET INC.



                                             By:    /s/ Harry V. Ericson
                                                    ------------------------
                                             Name:  Harry V. Ericson

                                             Title: Vice President and Chief
                                                    Financial Officer

Agreed and accepted this

8th day of February, 2000


                                             INTERSPEED, INC.


                                             By:    /s/ William J. Burke
                                                    ------------------------
                                             Name:  William J. Burke

                                             Title: Chief Financial Officer